Exhibit 10(h)

RBC BANK (USA)	Loan and Security Agreement
Loan And Security Agreement
     THIS AGREEMENT (the “Agreement”), dated as of September ___, 2008 among VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), FOX INTERNATIONAL, LTD., INC. (“Fox”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Fox, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrower”), and RBC BANK (USA) (“RBC” or the “Bank”) (formerly known as RBC Centura Bank);
W I T N E S S E T H:
     In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:
     1. Definitions.
          1.1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth below.
     “Account” means all “accounts” as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.
     “Account Debtor” means an “account debtor” as defined in the Code from time to time.
     “Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio” means, as of any date of calculation, the ratio of Borrower’s Adjusted Total Liabilities as of such date to its Adjusted Tangible Net Worth as of such date.
     “Adjusted Tangible Net Worth” means, as of any date of calculation, Borrower’s Shareholder Equity, less its intangible assets, less its leasehold improvements and loans receivable from related parties, plus its Subordinated Debt, calculated on consolidated basis and in accordance with GAAP.
     “Adjusted Total Liabilities” means, as of any date of calculation, Borrower’s Total Liabilities, including Contingent Liabilities, less its Subordinated Debt, calculated on a consolidated basis and (except with respect to Contingent Liabilities) in accordance with GAAP.
     “Advance” means an advance of proceeds of a Revolving Loan to, or the issuance of a letter of credit for the account of, Borrower pursuant to this Agreement.

     “Advance Date” means the date on which an Advance is made.
     “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors and partners.
     “Asset Coverage Ratio” means, as of any date of calculation, the ratio of (a) the total amount of Borrower’s Obligations outstanding under the Primary Revolving Loan and the Secondary Revolving Loan divided by (b) the sum of (i) Borrower’s Accounts, net of allowance for doubtful Accounts, plus (ii) its Inventory, net of reserves (such net Inventory capped at $20,000,000), less (iii) its accounts payable.
     “Authority” shall mean any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the State of Georgia are authorized or required to close.
     “Capital Expenditures” means any amounts accrued or paid in respect of any purchase or other acquisition for value of capital assets and, for greater certainty, excludes amounts expended in respect of the normal repair and maintenance of capital assets utilized in the ordinary course of business.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Change in Ownership” shall mean a transaction or series of transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.
     “Change in Senior Management” shall mean (a) any one or more of Ronald D. Ordway, Gregory Osborne or Ervin Kuczogi shall cease to be actively involved with the day-to-day management of Borrower in an executive officer capacity, or (b) any two or more of David Mutcher, William Frohoff, Murray Fox or Carl Beacher shall cease to be actively involved with the day-to-day management of Borrower in an executive officer capacity.
     “Change of Law” shall mean the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Authority.

     “Chattel Paper” means “chattel paper” as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.
     “Code” means the Uniform Commercial Code, as in effect in Georgia from time to time.
     “Collateral” means all assets and personal property of Borrower, wherever located and whether now owned by Borrower or hereafter acquired, including, without limitation, the following: (a) all Accounts; (b) all General Intangibles; (c) all Chattel Paper, Documents and Instruments and rights to payment evidenced thereby, (d) all Inventory; (e) all Equipment and Fixtures; (f) all Investment Property; (g) all Deposit Accounts; (h) all Letters of Credit and Letter of Credit Rights; (i) any other collateral in which Bank may be hereafter granted a security interest or Lien; and (j) all parts, replacements, substitutions, profits, products and cash and non-cash Proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.
     “Contingent Liabilities” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any account, instrument, chattel paper, document, general intangible, indebtedness, lease, dividend, letter of credit, letter of credit right or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any Interest Rate Agreement or other agreement or arrangement designated to protect a person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
     “Corporate Distributions” means all payments to (i) any shareholder (or other holder of an equity interest in Borrower), director, executive or officer of the Borrower, (ii) any Affiliate or holder of Subordinated Debt of the Borrower, or (iii) any shareholder (or other holder of an equity interest in Borrower), director, executive or officer of any Affiliate or holder of Subordinated Debt of the Borrower. For greater certainty, it includes bonuses, dividends, salaries (except salaries to officers or other employees in the ordinary course of business), and repayment of Indebtedness or making of loans to any such Person.
     “Debt” means (a) all liabilities which would be reflected on a balance sheet prepared in accordance with GAAP, (b) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all capital lease obligations and (e) all Contingent Obligations.
     “Default” or “default” means any of the events specified in Section 8.1, whether or not any requirement in such Section for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.
     “Default Rate” means the “default rate” of interest per annum specified in the applicable Note.
     “Deposit Account” means “deposit account” as defined in the Code from time to time.
     “Document” means “document” as defined in the Code from time to time.
     “EBITDA” shall mean, as of any date of calculation, Borrower’s net income, plus its Interest Expense, plus its income tax expense, plus its depreciation and amortization, calculated on a consolidated basis and in accordance with GAAP.
     “Environmental Laws” means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
     “Equipment” means “equipment” as defined in the Code from time to time.
     “Event of Default” means any event specified as such in Section 8.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.
     “Fixed Charge Coverage Ratio” means, as of any date of calculation: (a) the sum of Borrower’s EBITDA, plus its rent and lease expense, less its Unfunded Capital Expenditures, less its cash taxes, divided by (b) the sum of Borrower’s rent and lease expense, plus its current maturities of long term Funded Debt, plus its Interest Expense, plus its Corporate Distributions, each calculated on a consolidated basis for the trailing four quarter period and in accordance with GAAP.
     “Fixtures” means “fixtures” as defined in the Code from time to time.
     “Funded Debt” means, at any time, all obligations for borrowed money which bear interest or to which interest is imputed plus, without duplication, all obligations for the deferred payment of the purchase of property, all Capitalized Lease obligations and all Indebtedness secured by purchase money security interests.

     “GAAP” means generally accepted accounting principles as in effect in the United States from time to time.
     “General Intangibles” means “general intangibles” as defined in the Code from time to time, including “payment intangibles” and “software” (each as defined in the Code from time to time).
     “Instrument” means “instrument” as defined in the Code from time to time.
     “Interest Expense” means the total of the costs of advances outstanding under Indebtedness including (i) interest charges, (ii) capitalized interest, (iii) the interest component of Capitalized Leases, (iv) fees payable in respect of letters of credit and letters of guarantee, and (v) discounts incurred and fees payable in respect of bankers’ acceptances.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in interest rates or to hedge such Person’s interest rate risk exposure, including any swap agreements as defined in 11 U.S.C. §101, as amended.
     “Inventory” means “inventory” as defined in the Code from time to time.
     “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
     “Investment Property” means “investment property” as defined in the Code from time to time.
     “Letters of Credit” and “Letter of Credit Rights” means “letters of credit” and “letter of credit rights”, respectively, each as defined in the Code from time to time.
     “Lien” means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.
     “Loan Documents” means this Agreement, the Notes, the Shareholder Subordination Agreement, the Negative Pledge Agreement, any Interest Rate Agreement, the Advance requests, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.
     “Loans” has the meaning set forth in Section 2.1 and “Loan” means any of such loans identified therein as the context may require.

     “Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower, any Subsidiary and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower, any Subsidiary or any other Person to fulfill any obligation under any of the Loan Documents.
     “Maximum Primary Revolving Loan Amount” means $17,000,000.
     “Maximum Secondary Revolving Loan Amount” means $3,500,000.
     “Negative Pledge Agreement” means that certain Negative Pledge Agreement of even date herewith from Borrower in favor of the Bank, as amended, modified, supplemented or restated from time to time.
     “Notes” has the meaning set forth in Section 2.2 and “Note” means any of such notes identified therein as the context may require.
     “Obligations” means all obligations now or hereafter owed to Bank by Borrower, whether related or unrelated to the Loans, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, reimbursement obligations for outstanding letters of credit or banker’s acceptances issued for the account of Borrower or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations, whether now existing or hereafter arising, under any Interest Rate Agreement, including any swap agreements as defined in 11 U.S.C. §101, as amended, between Bank and Borrower whenever executed, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.
     “Permitted Debt” means (a) the Obligations; (b) Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due; (c) Debt of any Subsidiary to Borrower or another Subsidiary; (d) Capitalized Leases in effect on the date hereof; and (e) endorsement of checks for collection in the ordinary course of business.
     “Permitted Investment” means: (i) Investments existing on the date disclosed on Exhibit 1.1 hereto; (ii) (A) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard &

Poor’s Corporation or Moody’s Investors Service, (C) certificates of deposit maturing no more than one year from the date of investment therein issued by Bank, and (D) Bank’s money market accounts; (iii) Investments accepted in connection with Permitted Transfers; (iv) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; (v) Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; and (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this part shall not apply to Investments of Borrower in any Subsidiary.
     “Permitted Liens” means (a) Liens securing the Obligations; (b) Liens for taxes and other statutory Liens, landlord’s Liens and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens for deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; (d) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (ii) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (iii) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person’s business; (e) Liens securing Permitted Debt described in clause (d) of the definition of Permitted Debt; and (f) Liens in the nature of easements or other similar encumbrances or restrictions (not securing Debt) on the use of Borrower’s properties, so long as such Liens do not materially impair Borrower’s use of such property.
     “Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of: (i) Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) surplus, worn-out or obsolete Equipment in the ordinary and normal replacement program for Equipment under which Bank’s Lien priority continues in the replacement Equipment, or (iv) its Wintron Technology unit.
     “Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.
     “Primary Revolving Loan” shall have the meaning set forth in Section 2.1.
     “Proceeds” means “proceeds” as defined in the Code from time to time.

     “Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.
     “Revolving Loan Period” means the period from and including the date of this Agreement to and including the Revolving Loan Termination Date.
     “Revolving Loans” means collectively, the Primary Revolving Loan and the Secondary Revolving Loan and “Revolving Loan” means either of such loans as the context may require.
     “Revolving Loan Termination Date” or “Termination Date” means (i) with respect to the Primary Revolving Loan only, June 30, 2010 and (ii) with respect to the Secondary Revolving Loan only, June 30, 2009, in each case as such date may be renewed from time to time as provided herein.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended from time to time.
     “Secondary Revolving Loan” shall have the meaning set forth in Section 2.1.
     “Security Agreement” means this Agreement as it relates to a security interest in the Collateral and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Bank a security interest in any Collateral to secure the Obligations (including any arising under any Interest Rate Agreement).
     “Shareholder Equity” means the total of (i) share capital (excluding redeemable preferred shares and treasury stock), (ii) contributed surplus, and (iii) retained earnings; and for non-corporate organizations such as partnerships or limited liability companies, equity accounts similar to those described herein for corporations.
     “Shareholder Subordination Agreement” means that certain Subordination Agreement, dated as of even date herewith, among Bank, Ronald D. Ordway and Borrower, as amended, modified, supplemented or restated from time to time.
     “Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.
     “Subordinated Debt” means Debt of Borrower that is subordinated to the Obligations pursuant to a written agreement in form and substance satisfactory to Bank in its sole discretion.
     “Subordinated Shareholder Note” means that certain unsecured promissory note from Borrower in favor of Ronald D. Ordway in the principal amount of $6,000,000.

     “Subsidiary” means any corporation, partnership or other entity in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.
     “Term Loan” shall have the meaning set forth in Section 2.1.
     “Term Loan Amount” means $1,700,000.
     “Total Liabilities” means all liabilities of a Person, including Contingent Liabilities, exclusive of deferred tax liabilities, calculated on a consolidated basis and in accordance with GAAP.
     “Unfunded Capital Expenditures” means those Capital Expenditures which are not financed by Funded Debt.
          1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified
     2. The Loan Facility.
          2.1. The Loans. Bank agrees to extend the following credit to Borrower, subject to the terms set forth herein:
          (a) Bank agrees, on the terms and conditions set forth in this Agreement, to make revolving loan Advances (including issuing letters of credit) to or for the account of Borrower from time to time during the Revolving Loan Period in amounts such that the aggregate principal amount of such revolving loan Advances (including the face amount of any letters of credit) under this loan at any one time outstanding will not exceed the Maximum Primary Revolving Loan Amount (the “Primary Revolving Loan”). Within the foregoing limit, Borrower may borrow, prepay and reborrow such Advances at any time during the Revolving Loan Period.
          (b) Bank agrees, on the terms and conditions set forth in this Agreement, to make additional revolving loan Advances to or for the account of Borrower under a second revolving loan facility from time to time during the Revolving Loan Period in amounts such that the aggregate principal amount of such revolving loan Advances at any one time outstanding will not exceed the Maximum Secondary Revolving Loan Amount (the “Secondary Revolving Loan”). Within the foregoing limit, Borrower may borrow, prepay and reborrow such Advances at any time during the Revolving Loan Period.
          (c) Bank agrees, on the terms and conditions set forth in this Agreement, to make a term loan to Borrower in an amount equal to the Term Loan Amount in a single advance on the date hereof (the “Term Loan” and together with the Primary Revolving Loan and the Secondary Revolving Loan, the “Loans”). Once repaid, principal of the Term Loan cannot be reborrowed.

          2.2. Promissory Notes.
          (a) The Primary Revolving Loan shall be evidenced by a promissory note in the face amount of the Maximum Primary Revolving Loan Amount, dated of even date herewith, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Primary Revolving Note”).
          (b) The Secondary Revolving Loan shall be evidenced by a promissory note in the face amount of the Maximum Secondary Revolving Loan Amount, dated of even date herewith, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Secondary Revolving Note”).
          (c) The Term Loan shall be evidenced by a promissory note in the face amount of the Term Loan Amount, dated of even date herewith, from Borrower to the order of Bank (as amended, modified, supplemented, restated or renewed from time to time, the “Term Note” and together with the Revolving Note and the Revolving Note, the “Notes”).
          2.3. Repayment of Loans.
          (a) The Primary Revolving Loan shall be repayable in accordance with the terms of the Primary Revolving Note and this Agreement.
          (b) The Secondary Revolving Loan shall be repayable in accordance with the terms of the Secondary Revolving Note and this Agreement.
          (c) The Term Loan shall be repayable in accordance with the terms of the Term Note and this Agreement.
          (d) Borrower shall make each required payment of principal of and interest on the Loans and fees hereunder not later than 12:00 noon (local time Atlanta, Georgia) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address provided to Borrower from time to time. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
          2.4. Extension of Termination Date. Bank may, in its sole and absolute discretion, extend the Termination Date for successive one-year terms which shall terminate on the anniversary of the then applicable Termination Date by giving written notice thereof to Borrower at least one year prior to the then applicable Termination Date (an “Extension Notice”); provided, unless Bank gives such Extension Notice in writing to Borrower at least one year prior to the then applicable Termination Date, the Termination Date shall not be extended.
          2.5. Overdue Amounts.

          (a) Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank’s discretion.
          (b) If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 15 or more days to Bank. The Borrower acknowledges that the late charge imposed herein represents a reasonable estimate of the expenses of Bank incurred because of such lateness. Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.
          2.6. Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Notes.
          2.7. Letters of Credit.
          (a) At its discretion Bank may from time to time issue, extend or renew letters of credit for the account of Borrower or its Subsidiaries; provided, the stated expiration date thereof shall not be later than the Revolving Loan Termination Date. The availability of Advances under the Primary Revolving Loan shall be reduced by outstanding obligations of Bank under any letters of credit. All payments made by Bank under any such letters of credit (whether or not Borrower is the account party) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be deemed to be Advances under the Primary Revolving Note, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit, including expiration dates, shall be subject to Bank’s approval. Bank may charge a fee or commission for each issuance, renewal or extension of a letter of credit, such fee to be the “Applicable Margin” (as defined in the Primary Revolving Note) as then in effect under the Primary Revolving Note of the stated amount of such letter of credit. Borrower unconditionally guarantees all obligations of any Subsidiary with respect to letters of credit issued by Bank for the account of such Subsidiary. Upon a Default, Borrower shall, on demand, deliver to Bank good funds equal to 100% of Bank’s maximum liability under all outstanding letters of credit, to be held as cash collateral for Borrower’s reimbursement obligations and other Obligations.
          (b) Any letter of credit issued hereunder shall be governed by the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 (“ISP98”), as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.
          2.8. Statement of Account. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

          2.9. Fees. Borrower shall pay to Bank on or before the date hereof a commitment fee in the amount of $17,000, which fee has been fully earned by Bank and is non-refundable in its entirety.
          2.10. Termination. Upon at least thirty (30) days prior written notice to Bank, Borrower may, at its option, terminate this Agreement and repay the Loans in full.
          2.11. Increased Costs; Reduced Returns.
          (a) If after the date hereof, a Change of Law or compliance by Bank with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject Bank to any tax, duty or other charge with respect to its Loans, its Notes or its obligation to make Advances, or shall change the basis of taxation of payments to it of the principal of or interest on its Loans or any other amounts due under this Agreement or the other Loan Documents in respect of its Loans or its obligation to make Advances (except for changes in the rate of tax on its overall net income imposed by the jurisdiction in which its principal executive office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, it; or (iii) shall impose on it or the London Interbank Market any other similar condition affecting its Loans, its Notes or its obligation to make Advances; and the result of any of the foregoing is to increase the cost to it of making or maintaining any of its Loans, or to reduce the amount received or receivable by it under this Agreement, under its Notes or under the other Loan Documents with respect thereto, by an amount deemed by it to be material, then, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction.
          (b) If Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by it with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on its capital as a consequence of its obligations with respect to such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy), by an amount deemed by it to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.
          (c) Bank shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation or reimbursement pursuant to this Section. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary herein, Bank may not claim compensation or reimbursement for any period more than twelve (12)

months prior to the date any such demand for payment is made under this Section 2.12, regardless of the cost to Bank.
     3. Conditions Precedent to Borrowing.
          3.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under its Revolving Loan unless and until the following conditions shall have been satisfied:
          (a) Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Notes, Negative Pledge Agreement, and other required Loan Documents, all in form and substance satisfactory to Bank.
          (b) Supporting Documents. Borrower shall cause to be delivered to Bank the following documents:
     (i) A copy of the governing instruments of Borrower and its Subsidiaries, and a good standing certificate of Borrower and Subsidiaries, certified by the appropriate official of its state of incorporation, if different;
     (ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;
     (iii) The legal opinion of Borrower’s legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;
     (iv) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance; and
     (v) UCC searches and other Lien searches showing no existing security interests in or Liens on the Borrower’s or its Subsidiaries’ assets, other than Permitted Liens.
          (c) Insurance. Borrower shall have delivered to Bank satisfactory evidence of insurance meeting the requirements of Section 5.3.
          (d) Perfection of Liens. UCC-1 financing statements covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.
          (e) Shareholder Subordinated Note. The Shareholder Subordinated Note shall be on terms and in form and substance satisfactory to Bank in its sole discretion, and Ronald D. Ordway and Borrower shall have executed and delivered the Shareholder Subordination Agreement.
          (f) Additional Documents. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.
          (g) Payment of Fees. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.
          3.2. Conditions Precedent to Each Revolving Loan Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any request for an Advance and each request for an Advance (whether or not a written Advance request is required) shall be deemed to be a representation that all such conditions have been satisfied:
          (a) Advance Request. Borrower shall have delivered to Bank a request for an Advance and such other information as may be reasonably required by Bank.
          (b) No Default. No Default or Event of Default shall have occurred and be continuing or could occur upon the making of the Advance in question.
          (c) Correctness of Representations. All representations and warranties made by Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date.
          (d) No Adverse Change. There shall have been no event or condition which could have a Material Adverse Effect since the date of the most recent financial statements of Borrower delivered prior to date hereof.
          (e) Limitation on Advances. Borrower shall not draw on the Primary Revolving Loan unless the Secondary Revolving Loan is fully funded.
          (f) Further Assurances. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.
     4. Representations and Warranties. In order to induce Bank to enter into this Agreement and to make the Loans provided for herein, Borrower hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of the Advance Date), on behalf of it and each of its Subsidiaries, that:
          4.1. Valid Existence and Power. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on it; the state of its organization, its organization number in such state, if any, and its tax identification number or other identifying number are as set forth in Exhibit 4.1; and it has the power to make and perform the Loan Documents executed by it, and all such instruments will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.
          4.2. Authority. Its execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of its governing instruments, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of its property or assets pursuant to, any law, regulation, instrument or agreement to which it is a party or by which it or its properties may be subject, bound or affected.
          4.3. Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to Bank, it has no direct or contingent obligations or liabilities (including any guarantees or leases) or any unrealized or anticipated losses from any of its commitments which could reasonably be expected to have a Material Adverse Effect; all such financial statements have been prepared in accordance with GAAP and fairly present its financial condition as of the date thereof; and it is not aware of any adverse fact (other than facts which are generally available to the public and not particular to it, such as general economic or industry trends) concerning its financial or business condition or future prospects which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to Bank, including any adverse change in its operations or financial condition since the date of the most recent financial statements delivered to Bank; and it is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, it will be Solvent.
          4.4. Litigation. There are no suits or proceedings pending, or to its knowledge threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting it or its assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
          4.5. Agreements, Etc. It is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is it in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

          4.6. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for its ownership or operation of the property owned or operated by it or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any Authority having jurisdiction over it, which default could reasonably be expected to have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any Authority or agency is required with respect to the execution, delivery or performance of any Loan Document.
          4.7. Title. It has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens, and it alone has full ownership rights in all Collateral.
          4.8. Collateral. The security interests granted to Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens; and all of the Collateral is intended for use solely in its business.
          4.9. Location. Its chief executive office where its business records are located, all of its other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on Exhibit 4.9; the Collateral is located and shall at all times be kept and maintained only at its location or locations as described on Exhibit 4.9 herein; and no such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Collateral Agent has otherwise agreed in writing.
          4.10. Taxes. It has filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due; and it is not subject to any federal, state or local tax Liens nor has it received any notice of deficiency or other official notice to pay any taxes; and it has paid all sales and excise taxes payable by it.
          4.11. Labor Law Matters. No goods or services have been or will be produced by it in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.
          4.12. Judgment Liens. Neither it nor any of its assets are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

          4.13. Subsidiaries. If it has any Subsidiaries, they are listed on Exhibit 4.13.
          4.14. Environmental. Except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of its business and in strict compliance with all Environmental Laws, neither it, nor to its best knowledge any other previous owner or operator of any real property currently owned or operated by it, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws; no Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by it by any other Person, or is now located on such property; and it is in full compliance with all applicable Environmental Laws and it has not been notified of any action, suit, proceeding or investigation which calls into question compliance by it with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.
          4.15. ERISA. It has no unfunded liabilities with respect to any pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
          4.16. Investment Company Act. It is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
          4.17. Names. It currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement; and during the preceding five (5) years it has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.
          4.18. Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors’ rights; (b) is not subject to any deduction or discount (other than as stated in the invoice), defense, set off, claim or counterclaim of a material nature against it except as to which it has notified Bank in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which it has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens other than Permitted Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor.
          4.19. Intellectual Property. It possesses all licenses, certificates, franchises, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material Properties and assets, and it is not in violation of any thereof, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          4.20. Insider. It is not, and no Person having “control” (as that term is defined in 12 U.S.C. §  375(b)(5) or in regulations promulgated pursuant thereto) of it is, an “executive officer,” “director,” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.
          4.21. Compliance with Covenants; No Default. It is, and upon funding of the Loans will be, in compliance with all of the covenants hereof; and no Default or Event of Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loans will not cause a Default or Event of Default.
          4.22. Full Disclosure. There is no material fact which is known or which should be known by it that it has not disclosed to Bank which could have a Material Adverse Effect; and no Loan Document, nor any agreement, document, certificate or statement delivered by it to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by it necessary to keep the other statements from being misleading.
     5. Affirmative Covenants. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower and each Subsidiary:
          5.1. Use of Loan Proceeds. Shall use the proceeds of the Loans to refinance existing indebtedness of the Borrower, other than the Subordinated Shareholder Note. The proceeds from the Primary Revolving Loan and the Secondary Revolving Loan may also be use to finance working capital needs and general corporate purposes of the Borrower. In each case, Borrower shall furnish Bank all evidence that the Bank may reasonably require with respect to such use.
          5.2. Maintenance of Business and Properties. Shall at all times maintain, preserve and protect its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.
          5.3. Insurance. Shall maintain such liability insurance, workers’ compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by

Bank and shall insure and keep insured all of its material properties in good and responsible insurance companies satisfactory to Bank.
          5.4. Notice of Default. Shall provide to Bank immediate notice of (a) the occurrence of a Default or Event of Default and what action (if any) it is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any damage or loss to property that could reasonably be expected to have a Material Adverse Effect, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance that could reasonably be expected to have a Material Adverse Effect, (g) the cancellation or termination of, or any default under, any agreement to which it is a party or by which any of its properties are bound, which cancellation or termination could reasonably be expected to have a Material Adverse Effect, or any acceleration of the maturity of any of its Debt, and (h) any loss or threatened loss of licenses or permits, which loss could reasonably be expected to have a Material Adverse Effect.
          5.5. Inspections. Shall permit inspections of its records, at such times and in such manner as may be reasonably required by Bank and shall further permit such inspections, reviews and examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of any such examinations, reviews, verifications and inspections shall be borne by Borrower.
          5.6. Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Bank the following periodic financial information:
          (a) Quarterly Interim Statements. Within forty five (45) days after the end of each fiscal quarter, Borrower’s consolidated unaudited balance sheet at the end of that period and its consolidated income statement and statement of cash flows for the portion of the fiscal year ending with such period, together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by its chief financial officer as true and correct and fairly representing its and its Subsidiaries financial condition and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments;
          (b) Annual Statement. Within one hundred fifty (150) days after the end of each fiscal year, Borrower’s audited financial statements containing a consolidated balance sheet at the end of that period and a consolidated income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an unqualified audit opinion of independent certified public accountants reasonably acceptable to Bank that the financial statements were prepared in accordance with GAAP;
          (c) No Default Certificates. Within forty five (45) days after the end of each fiscal quarter, a certificate of Borrower’s president or chief financial officer, in the form attached hereto as Exhibit 5.6 (a “Compliance Certificate”), that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and its intention with respect thereto, and in addition, shall cause its independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof;
          (d) Budget. Annually, within thirty (30) days following the close of each fiscal year, Borrower’s internally prepared budget for the following year, in form and substance satisfactory to Bank;
          (e) Other Information. Such other information reasonably requested by Bank from time to time concerning its business, properties or financial condition.
          5.7. Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.
          5.8. Payment of Taxes, Etc. Shall pay before delinquent all of its Debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).
          5.9. Subordination. Shall cause all Debt and other obligations now or hereafter owed to any shareholder or Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Bank.
          5.10. Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws, Sarbanes-Oxley (if applicable) and all laws relating to hazardous materials and the environment; and unless approved in writing by Bank, it shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.
          5.11. Further Assurances. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.
          5.12. Covenants Regarding Collateral. Shall, regarding the Collateral:
          (a) use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;
          (b) as agent for Bank, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

          (c) at Bank’s request, obtain and deliver to Bank such waivers as Bank may require waiving the landlord’s, mortgagee’s or other lienholder’s enforcement rights against the Collateral and assuring Bank’s access to the Collateral in the exercise of their rights hereunder;
          (d) promptly deliver to Collateral Agent all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral, appropriately endorsed to Collateral Agent’s order; and
          (e) except for sales of Inventory in the ordinary course of business, not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein.
          5.13. Deposit Account. Shall maintain its primary depository accounts and cash management accounts with Bank.
     6. Negative Covenants. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, neither Borrower nor any Subsidiary:
          6.1. Debt. Shall create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.
          6.2. Liens. Shall create or permit any Liens on any of its property except Permitted Liens.
          6.3. Corporate Distributions; Subordinated Debt. Shall pay or declare any dividends (other than stock dividends) or other Corporate Distribution or make any payment on or otherwise acquire any Subordinated Debt if any Default or Event of Default has occurred and is continuing or would be caused thereby.
          6.4. Investments. Shall directly or indirectly acquire or own, or make any Investment in or to, any Person (including advances of Loan proceeds to any Person not a Borrower), other than Permitted Investments.
          6.5. Change in Business. Shall enter into any business which is substantially different from the business in which it is presently engaged.
          6.6. Transactions with Affiliates. Shall directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Bank if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.
          6.7. No Change in Name, Offices; Removal of Collateral. Shall unless it shall have given 60 days’ advance written notice thereof to Bank: (a) change its name or the location of its chief executive office or other office where books or records are kept, (b) use any new trade or fictitious name (provided its use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names), or (c) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 4.9.
          6.8. No Sale, Leaseback. Shall enter into any sale-and-leaseback or similar transaction.
          6.9. Margin Stock. Shall use any proceeds of the Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.
          6.10. Tangible Collateral. Shall, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; or allow any tangible Collateral to become a fixture unless Collateral Agent shall have given its prior written authorization.
          6.11. Subsidiaries. Shall acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.
          6.12. Dispositions. Shall voluntarily or involuntarily through its direct actions or inactions, or indirectly through the actions or inactions of others, do any one or more of the following: sell, transfer, lease, liquidate, franchise, license, dispose of or part with possession or control of all or any part of or interest in (whether legal or equitable) any part of or any interest in its business or properties (including any equity ownership interests in any Subsidiary), including any of the Collateral or all of the Collateral, except for Permitted Transfers.
          6.13. Liquidation, Mergers, Consolidations, Acquisitions. Shall dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or any part of the assets of any Person.
          6.14. Change in Ownership. Shall have or permit a Change in Ownership without the prior written approval of Bank.
          6.15. Change of Fiscal Year or Accounting Methods. Shall change its fiscal year or its accounting methods.
          6.16. Foreign Corrupt Practices. Shall use any part of or all of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

          6.17. Negative Pledge Agreements. Shall permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in Borrower’s rights and interests in any Collateral or its other property.
     7. Financial Covenants. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, it shall comply with the following provisions:
          7.1. Fixed Charge Coverage Ratio. Borrower shall have a Fixed Charge Coverage Ratio of at least 1.35 to 1.00 at each fiscal quarter end.
          7.2. Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio. Borrower shall have an Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio of not greater than 1.50 to 1.0 at each fiscal quarter end.
          7.3. Asset Coverage Ratio. Borrower shall have an Asset Coverage Ratio of not greater than 1.0 to 1.0 at each fiscal quarter end.
     8. Default.
          8.1. Events of Default. Each of the following shall constitute an Event of Default:
          (a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Notes, any amounts due hereunder or any other Loan Document, or any other Obligations, including under any Interest Rate Agreement; or
          (b) There shall occur any default by Borrower or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document or in any Interest Rate Agreement not provided for elsewhere in this Section 8; or
          (c) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or
          (d) Any other obligation now or hereafter owed by Borrower or any other party to any Loan Document to Bank shall be in default and not cured within the grace period, if any, provided therein; or
          (e) Borrower or any Subsidiary shall be in default under any obligation in excess of $100,000 owed to any other Person, which default entitles the Person to accelerate any such obligations or exercise other remedies with respect thereto; or

          (f) Borrower or any Subsidiary or any other party to any Loan Document shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,  admit in writing its inability, or be generally unable, to pay its debts as the debts become due,  make a general assignment for the benefit of its creditors,  commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,  fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or  take any corporate action for the purpose of effecting any of the foregoing; or
          (g) An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any other party to any Loan Document seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any other party to any Loan Document, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;
          (h) A judgment in excess of $100,000 shall be rendered against the Borrower or any Subsidiary or any other party to any Loan Document and shall remain undischarged, undismissed and unstayed for more than thirty days (except judgments validly covered by insurance with a deductible of not more than $100,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of Borrower or any Subsidiary or any other party to any Loan Document by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or
          (i) Loss, theft, damage or destruction of any material portion of the tangible assets of Borrower or any of its Subsidiaries for which there is either no insurance coverage or for which, in the reasonable opinion of Collateral Agent, there is insufficient insurance coverage; or
          (j) Any Change in Ownership or any Change in Senior Management shall occur; or
          (k) There shall occur any event or condition that could reasonably be expected to have a Material Adverse Effect.
          8.2. Remedies. If any Default or Event of Default shall occur, Bank may, without notice to Borrower, at its sole option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its sole option take any or all of the following actions:

          (a) Declare any or all Obligations (other than in respect of any Interest Rate Agreement) to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to it hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law; provided, that no remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.
          (b) Without waiving any of its other rights hereunder or under any other Loan Document, exercise any or all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.
          (c) Demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments or for Proceeds of any Collateral (either in Borrower’s name or Bank’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.
          (d) Terminate any Interest Rate Agreement in accordance with the documentation therefore, and exercise any or all rights under such documentation relating to any such Interest Rate Agreement, including accelerating any such Interest Rate Agreement Obligations or unwinding such transactions in accordance with the terms thereof.
          8.3. Assembly of Collateral. If requested by Bank, Borrower will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrower agrees that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.
          8.4. Notice of Sales, etc. Any notice of sale, disposition or other action by Bank required by law and sent to Borrower at Borrower’s address herein, or at such other address of Borrower as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Borrower. Notice shall be deemed given or sent when mailed postage prepaid to Borrower’s address as provided herein. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Borrower waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Borrower has requested such sale or disposition.
          8.5. Receiver. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank’s option.
          8.6. Deposits. After the occurrence of an Event of Default, Borrower authorizes Bank to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.
          8.7. Priorities. On and after an Event of Default and during the continuation of an Event of Default, Bank collects any money pursuant to this Agreement, the Notes, or under any other Loan Document, such money shall be applied to the Obligations in such order and manner as Bank may decide in its sole discretion.
     9. Security Agreement.
          9.1. Security Interest.
          (a) As security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, Borrower hereby pledges and grants to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower and wherever located.
          (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case, Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested it to take and its omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or Bank’s options, powers or rights under this Agreement or the other Loan Documents or otherwise arising.
          (c) While a Default or Event of Default exists, Bank may, with or without notice to Borrower: (i) transfer into the name of Bank or the name of Bank’s nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and direct the disposition of any proceeds of any Collateral.
          9.2. Power of Attorney. Bank is authorized to file financing statements relating to Collateral without Borrower’s signature where authorized by law. Borrower authorizes Bank,

at Borrower’s expense, to file any financing statements relating to the Collateral (without Borrower’s signature thereon) which it deems appropriate and Borrower irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements in Borrower’s name and to perform all other acts which it deems appropriate to perfect and to continue perfection of its Liens. Borrower hereby appoints Bank as Borrower’s attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower’s name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed. Borrower hereby also constitutes and appoints Bank the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement. Bank is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit. The proceeds realized from the sale or other disposition of any Collateral shall be applied, after allowing two (2) Business Days for collection, as provided above in
Section 8.7. If any deficiency shall arise, Borrower shall remain liable to Bank therefor.
          9.3. Entry. Borrower hereby irrevocably consents to any act by Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Collateral Agent or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.
          9.4. Other Rights. Borrower authorizes Bank without affecting Borrower’s obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral as Bank, in its sole discretion may determine, and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Bank, in its sole discretion, may determine.
          9.5. Accounts. Before or after any Default or Event of Default, Bank may notify any Account Debtor of its Lien and may direct such Account Debtor to make payment directly to it or at its direction for application against the Obligations. Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

          9.6. Control. Borrower will cooperate with Bank in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Collateral Letter of Credit Rights and “electronic chattel paper” (as defined in the Code). Borrower will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that it has a security interest in the chattel paper. Borrower will not create any electronic chattel paper without taking all steps deemed necessary by Bank to confer control of the electronic chattel paper upon it in accordance with the Code.
          9.7. Waiver of Marshaling. Borrower hereby waives any right it may have to require marshaling of its assets.
     10. Miscellaneous.
          10.1. No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.
          10.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Obligation is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.
          10.3. Indemnity By Borrower; Expenses. In addition to all other Obligations, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower’s operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby, maintenance of the Loans by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank’s furnishing of funds to Borrower under this Agreement, (iii) Bank’s preservation, administration and enforcement of their rights under the Loan Documents and applicable law, including 15% of the outstanding Obligations as attorneys fees if collected by or through an attorney at law and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, (iv) periodic field exams, audits and appraisals performed by Bank; and/or (v) any matter relating to the financing transactions contemplated by the Loan

Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Obligations, chargeable against Borrower’s loan account, and shall survive termination of this Agreement.
          10.4. Notices. Any notice or other communication hereunder or under the Loan Documents to any party hereto or thereto shall be by hand delivery, overnight delivery, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Bank:	RBC BANK (USA)
75 5th Street
Suite 900
Atlanta, Georgia 30308
Attn: Ms. Dawnita McCain

Borrower:	VIDEO DISPLAY CORPORATION
1868 Tucker Industrial Road
Tucker, GA 30084
Attn: President
          10.5. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).
          10.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.
          10.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

          10.8. No Usury. Regardless of any other provision of this Agreement, the Notes or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Notes and not to the payment of interest, and (ii) if the Loans evidenced by the Notes have been or are thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Notes or the refunding of excess to be a complete settlement and acquittance thereof.
          10.9. Powers. All powers of attorney granted to Bank is coupled with an interest and are irrevocable.
          10.10. Approvals. If this Agreement calls for the approval or consent of Bank, the approval and consent of each such Person is required, and such approval or consent may be given or withheld in its sole discretion of unless otherwise specified herein.
          10.11. Participations. Bank shall have the right to enter into one or more participations with other lenders with respect to the Obligations. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and its rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.
          10.12. Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Bank to attempt to realize upon any collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of the Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.
          10.13. Patriot Act. Bank hereby notifies the Borrower that, pursuant to the requirements of Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes names, addresses and other information that will allow Bank to identify such Borrower in accordance with the Patriot Act.
          10.14. Anti-Money Laundering and Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act; and (3) Borrower has not and shall not use all or any part of the proceeds, advances or other amounts or sums evidenced by this Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
          10.15. Indirect Means. Any act which Borrower is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.
          10.16. Dealings with Multiple Borrowers. If more than one Person is named as “Borrower” hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Bank shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Bank hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Bank to enter into the terms hereof and to consummate the transactions contemplated hereby.
          10.17. Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Bank, and any consent given by the Bank, if, but only if, such amendment, waiver or consent is in writing signed by the Bank and, in the case of an amendment, signed by the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANK:

RBC BANK (USA)

By:
Title:

BORROWER:

VIDEO DISPLAY CORPORATION

By:
Name:
Title:

[SEAL]

LEXEL IMAGING SYSTEMS, INC.

By:
Name:
Title:

[SEAL]

FOX INTERNATIONAL, LTD., INC.

By:
Name:
Title:

[SEAL]

Z-AXIS, INC.

By:
Name:
Title:

[SEAL]

TELTRON TECHNOLOGIES, INC.

By:
Name:
Title:

[SEAL]

AYDIN DISPLAYS, INC.

By:
Name:
Title:

[SEAL]

SCHEDULE OF EXHIBITS
(If any exhibit is omitted, the information called for therein shall be considered “None” or “Not Applicable”)

Exhibit	Section Reference	Title
1.1	1.1 (“Definitions”)	Permitted Investments

4.1	4.1 (“Valid Existence”)	Corporate Information

4.9	4.9 (“Location”)	Offices of Borrower

4.13	4.13 (“Subsidiaries”)	List of Subsidiaries

4.17	4.17 (“Names; Mergers”)	Names

5.6	5.6 (“Financial Reports”)	Compliance Certificate

Exhibit 1.1
Permitted Investments

Exhibit 4.1
Corporate Information

Name:	Tax ID No.:	State Corporate ID No.:
VIDEO DISPLAY CORPORATION		J603206

LEXEL IMAGING SYSTEMS, INC.	95-2557445	0689118

FOX INTERNATIONAL, LTD., INC.	34-0845191	283730

Z-AXIS, INC.	16-1359534	J918734

TELTRON TECHNOLOGIES, INC.	58-2314425	K627542

AYDIN DISPLAYS, INC.	58-2424005	K838123

2

Exhibit 4.9
Offices of Borrower
276 Spearing St., Howard, PA 16841
1416 Alpine Blvd., Bossier City, LA 71111
8-18A Riverside Dr., White Mills, PA 18473
1 Riga Ln, Birdsboro, PA 19508
1916 Route 96, Phelps, NY 14532
23600 Aurora Rd., Bedford Heights, OH 44146
1501 Newton Pike, Lexington, Kentucky
1868 Tucker Industrial Drive, Tucker, GA
Unit 5 Old Forge Trading Estate, Dudley Road, Stourbridge, West Midlands DY9 8EL, England
15 Eagle Street, Phelps, NY
2 Riga Lane, Birdsboro, PA
3110 West Ridge Pike, Sanatoga, PA
18450 Technology Drive, Morgan Hill, CA

3

Exhibit 4.14
List of Subsidiaries
VIDEO DISPLAY CORPORATION has the following Subsidiaries
1.	LEXEL IMAGING SYSTEMS, INC.

2.	FOX INTERNATIONAL, LTD., INC.

3.	Z-AXIS, INC.

4.	TELTRON TECHNOLOGIES, INC.

5.	AYDIN DISPLAYS, INC.

6.	VIDEO DISPLAY (EUROPE) LIMITED

Exhibit 4.17
Names; Mergers; Acquisitions
SOUTHWEST VACUUM DEVICES, INC. merged with and into VIDEO DISPLAY CORPORATION.

Exhibit 5.6
COMPLIANCE CERTIFICATE

TO:	RBC BANK (USA) (the “Bank”)
FROM: VIDEO DISPLAY CORPORATION
The undersigned authorized officer of VIDEO DISPLAY CORPORATION (“Parent”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Parent, certain of its Subsidiaries and Bank, dated September                     , 2008 (the “Agreement”), (i) Borrowers are in complete compliance for the period ending                                          with all covenants set forth in the Agreement, except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true, correct and accurate as of the date hereof. Attached herewith are the required documents supporting the above certification. The undersigned authorized officer further certifies that this Compliance Certificate and any supporting financial documents have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes – or unless otherwise permitted in the Agreement. Reference is made to the Agreement for the relevant meanings of the reporting requirements and covenants which are stated below in a “short-hand” manner.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual financial statements (Audited)	FYE within 150 days	Yes	No
		Yes	No
Budget/Forecast	30 days after FYE	Yes	No

Financial Covenant	Required		Actual		Complies
Adjusted Total Liabilities to Adjusted Tangible Net Worth	1.50	1.00		1.00	Yes	No

Fixed Charge Coverage Ratio	1.35	1.00		1.00	Yes	No

Asset Coverage Ratio	1.00	1.00		1.00	Yes	No

(Continued on Next Page)

Compliance Certificate
(Continued from Previous Page)

Comments Regarding Exceptions: See Attached.

Authorized Signatory of Borrower

Title

Date

BANK USE ONLY

Received by:

Authorized Signer

Date:

Verified:

Authorized Signer

Date:

Compliance Status	Yes No

2

-i-

-ii-

-iii-

RBC BANK (USA)	Commercial Promissory Note: C & I

$17,000,000	Atlanta, Georgia
September , 2008
Renewal Master Revolving Note
FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC BANK (USA) (“Bank”) (formerly known as RBC Centura Bank), or order, the sum of Seventeen Million Dollars ($17,000,000), or so much thereof as shall have been disbursed from time to time and remains unpaid, together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate. This Note is issued in renewal of that certain Commercial Promissory Note (C&I), dated as of June ___, 2007, from Borrower to the order of Bank in the original principal amount of $8,500,000.
Article I. Interest Rate.
Section 1.1. Pre-Default Rate. Subject to the provisions of Section 1.2 below, interest payable on this Note per annum will accrue at the LIBOR Base Rate plus the Applicable Margin.
The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.
The “Applicable Margin” is the percent per annum set forth below, based on the ratio of Borrower’s Fixed Charge Coverage Ratio, as defined in the herein defined Loan Agreement, as set forth in the most recent compliance certificate received by Lender. Based upon the ratio, the “Applicable Margin” over Bank’s LIBOR Base Rate will be determined as follows:

Tier	Fixed Charge Coverage Ratio	Applicable Margin
I	Greater than 1.35:1.0, but less than 1.50:1.0	2.10%
II	Equal to/greater than 1.50:1.0 but less than 1.75:1.0	1.85%
III	Equal to/greater than 1.75:1.0	1.60%

The Applicable Margin will be determined from Borrower’s most recent quarterly compliance certificate received by Bank, as required in the Loan Agreement. The ratio will be measured as of August 31st, November 30th, February 28th, and May 31st of each year (each a “Measurement Date”); adjustments in the Applicable Margin will occur as of the first day of the month immediately following Bank’s receipt of Borrower’s quarterly Compliance Certificate required under Section 5.6(c) of the Loan Agreement (i.e., November 1st, February 1st, May 1st and August 1st) for the immediately preceding Measurement Date (each an “Adjustment Date”). The Applicable Margin will be in effect from the then applicable Adjustment Date until the next Adjustment Date. Until Lender receives the first Compliance Certificate and related financial statements due on October 15, 2008 for the August 31, 2008 Measurement Date, the Applicable Margin will be 2.10%. The First Adjustment Date will occur on the first day of the month immediately following Bank’s receipt of the Compliance Certificate due on October 15, 2008 and be based on the August 31, 2008 Measurement Date financial statements, and shall apply until the next Adjustment Date. Thereafter if any quarterly Compliance Certificate (and applicable financial statement) is not delivered on time, the Applicable Margin from the date such certificate (and applicable financial statement) was due until Bank receives it will be the highest level set forth above, or at Bank’s option, the Default Rate.
Section 1.2. Default Rate. Upon the nonpayment of any payment of interest described herein, Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at a rate per annum (“Default Rate”) equal to the lesser of the maximum contract rate of interest that may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law or five percent (5.0%) plus the pre-default interest rate otherwise applicable hereunder, as set forth in Section 1.1. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note, any accrued but unpaid interest and all fees, premiums, charges and costs and expenses owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgment or post-judgment.
Section 1.3. Variable Rate. This is a variable rate note. Any change in the rate of interest payable under this Note will equal the change in the variable rate index to which such rate is tied, but the rate at which interest accrues under this Note shall never exceed the maximum contract rate which may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law. Bank shall have no obligation to notify Borrower of adjustments in the rate of interest payable under this Note. Adjustments to the rate of interest will be effective as of the first day of each month.
Section 1.4. Calculation of Interest. All interest payable under this Note will accrue daily on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.
Article II. Payment Terms.
Section 2.1. Payment Terms. Interest shall be payable monthly, in arrears, beginning November 1, 2008 and continuing on the first day of each consecutive month thereafter until June 30, 2010 (“Maturity Date”), when one final payment of the entire balance of principal, interest, fees, premiums, charges and costs and expenses then outstanding on this Note shall be due and payable in full.

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Section 2.2. Prepayment. This Note may be prepaid in whole, or in part at anytime without any fee or premium.
Section 2.3. Application of Payments. All payments made on this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, unless Bank determines in its sole discretion to apply payments in a different order or applicable law requires a different application of payments. Payments in federal funds, immediately available in the place designated for payment, received by Bank prior to 2:00 p.m. local time at said place of payment, shall be credited as if received prior to close of business on the day the funds are immediately available; while other payments, at the option of Bank, may not be credited until such payments are immediately available to Bank, in federal funds, in the place designated for payment, prior to 2:00 p.m. local time at said place of payment on a day on which Bank is open for business.
Article III. Loan Agreement and Security.
Section 3.1. Loan and Security Agreement. Borrower and Bank have entered into a Loan and Security Agreement, dated as of even date herewith (as amended or modified or restated from time to time, the “Loan and Security Agreement”). This Note is also secured by (1) the security documents and other supporting obligations referenced in the Loan and Security Agreement and (2) the security documents and other supporting obligations which reference that they secure this Note (“security documents”).
Article IV. Default
Section 4.1. Late Charges and Expenses. Borrower agrees to pay, upon demand by Bank, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of (1) four percent (4%) of the amount of the payment past due or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage. If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The Borrower hereby stipulates that reasonable attorneys’ fees shall be fifteen percent (15%) of the outstanding balance owing under this Note after default.
Section 4.2. Default. Any one or more of the following shall constitute an event of default (“Event of Default”) under this Note: (1) the failure of Borrower to pay when due any payment described herein, whether of principal, interest, fees, premiums or otherwise; and (2) the occurrence of any “Event of Default” under and as defined in the Loan and Security Agreement.
Section 4.3. Acceleration. Upon the occurrence of an Event of Default, (1) the entire unpaid principal balance of this Note, together with all other amounts owing and all other amounts to be owing under this Note, shall, at the option of Bank, become immediately due and payable, without notice or demand, and (2) the Bank may, both before and after acceleration, exercise any of and all of its other rights and remedies under this Note and the other loan documents, as well as any additional rights and remedies it may have at law and it may have in equity, to recover full payment of the balance (principal, interest, fees, premiums, charges and costs and expenses) owing under this Note. The failure by Bank to exercise any of its options shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

3

Article V. Miscellaneous.
Section 5.1. Use of Terms. The term “Note” refers to this Commercial Promissory Note: C & I; the term “loan document” refers to this Note, the Loan and Security Agreement and any security documents and other documents and agreements executed and delivered to Bank or others on Bank’s behalf in connection with this Note; and the term “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note shall be and the same are jointly and severally liable hereunder.
Section 5.2. Waiver. Borrower waives presentment, demand, protest and notice of dishonor, waives any rights which it may have to require Bank to proceed against any other person or property, agrees that without notice to any person and without affecting any person’s liability under this Note, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any person or permit the renewal, amendment or modification of this Note or any other agreement executed and delivered by any person in connection with this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any person primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of Borrower to Bank, as Bank may elect from time to time.
Section 5.3. Jury and Jurisdiction. This Note shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Note.
Section 5.4. Successors and Assigns. This Note shall apply to and bind Borrower’s and Bank’s heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns; and, Borrower waives and will not assert against any transferee or assignee of this Note any claims, defenses, set-offs or rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. Borrower acknowledges that Customer Numbers and Loan Numbers may be added to this Note after execution and delivery of this Note by Borrower and if there is a section denoted “BANK USE ONLY”, the information under such section may also be completed by Bank after execution and delivery of this Note. In addition, in the event the date of this Note is omitted, Borrower consents to Bank inserting the date.
Section 5.5. Master Note. This Note evidences a line of credit and Borrower shall be liable for only so much of the principal amount as shall be equal to the total of the amounts advanced to or for Borrower by Bank from time to time, less all payments made by or for Borrower and applied by Bank to principal, and for interest on each such advance, fees, premiums, charges and costs and expenses incurred or due hereunder, all as shown on Bank’s books and records which shall be conclusive evidence of the amount owed by Borrower under this Note, absent a clear and convincing showing of bad faith or manifest error. Upon the occurrence of an Event of Default or the occurrence of an event which, with the giving of notice or a lapse of time, or both, would become an Event of Default under this Note, in addition to its other rights and remedies, Bank may terminate or suspend Borrower’s right to receive any future or additional advances under this Note and the other loan documents.

4

Section 5.6. Anti-Money Laundering and Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the proceeds, advances or other amounts or sums evidenced by this Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(Signatures Begin on the Next Page)

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The undersigned has executed this Note as of the day and year first above stated.
BORROWER:

VIDEO DISPLAY CORPORATION

By:
Name:
Title:

[SEAL]

LEXEL IMAGING SYSTEMS, INC.

By:
Name:
Title:

[SEAL]

FOX INTERNATIONAL, LTD., INC.

By:
Name:
Title:

[SEAL]

Z-AXIS, INC.

By:
Name:
Title:

[SEAL]

TELTRON TECHNOLOGIES, INC.

By:
Name:
Title:

[SEAL]
(Signatures Continued on Next Page)

AYDIN DISPLAYS, INC.

By:
Name:
Title:

[SEAL]

Customer No.
Loan No.

RBC BANK (USA)	Commercial Promissory Note: C & I

$3,500,000	Atlanta, Georgia
September , 2008
Renewal Master Revolving Note
FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC BANK (USA) (“Bank”) (formerly known as RBC Centura Bank), or order, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000), or so much thereof as shall have been disbursed from time to time and remains unpaid, together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate. This Note is issued in renewal of that certain Commercial Promissory Note (C&I), dated as of June 29, 2006, from Borrower to the order of Bank in the principal amount of $1,750,000.
Article I. Interest Rate.
Section 1.1. Pre-Default Rate. Subject to the provisions of Section 1.2 below, interest payable on this Note per annum will accrue at the LIBOR Base Rate plus the Applicable Margin.
The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.
The “Applicable Margin” is the percent per annum set forth below, based on the ratio of Borrower’s Fixed Charge Coverage Ratio, as defined in the herein defined Loan Agreement, as set forth in the most recent compliance certificate received by Lender. Based upon the ratio, the “Applicable Margin” over Bank’s LIBOR Base Rate will be determined as follows:

Tier	Fixed Charge Coverage Ratio	Applicable Margin
I	Greater than 1.35:1.0, but less than 1.50:1.0	2.10%
II	Equal to/greater than 1.50:1.0 but less than 1.75:1.0	1.85%
III	Equal to/greater than 1.75:1.0	1.60%
The Applicable Margin will be determined from Borrower’s most recent quarterly compliance certificate received by Bank, as required in the Loan Agreement. The ratio will be measured as of August 31st, November 30th, February 28th, and May 31st of each year (each a “Measurement Date”); adjustments in the Applicable Margin will occur as of the first day of the month immediately following Bank’s receipt of Borrower’s quarterly Compliance Certificate required under Section 5.6(c) of the Loan Agreement (i.e., November 1st, February 1st, May 1st and August 1st) for the immediately preceding Measurement Date (each an “Adjustment Date”). The Applicable Margin will be in effect from the then applicable Adjustment Date until the next Adjustment Date. Until Lender receives the first Compliance Certificate and related financial statements due on October 15, 2008 for the August 31, 2008 Measurement Date, the Applicable Margin will be 2.10%. The First Adjustment Date will occur on the first day of the month immediately following Bank’s receipt of the Compliance Certificate due on October 15, 2008 and be based on the August 31, 2008 Measurement Date financial statements, and shall apply until the next Adjustment Date. Thereafter if any quarterly Compliance Certificate (and applicable financial statement) is not delivered on time, the Applicable Margin from the date such certificate (and applicable financial statement) was due until Bank receives it will be the highest level set forth above, or at Bank’s option, the Default Rate.
Section 1.2. Default Rate. Upon the nonpayment of any payment of interest described herein, Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at a rate per annum (“Default Rate”) equal to the lesser of the maximum contract rate of interest that may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law or five percent (5.0%) plus the pre-default interest rate otherwise applicable hereunder, as set forth in Section 1.1. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note, any accrued but unpaid interest and all fees, premiums, charges and costs and expenses owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgment or post-judgment.
Section 1.3. Variable Rate. This is a variable rate note. Any change in the rate of interest payable under this Note will equal the change in the variable rate index to which such rate is tied, but the rate at which interest accrues under this Note shall never exceed the maximum contract rate which may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law. Bank shall have no obligation to notify Borrower of adjustments in the rate of interest payable under this Note. Adjustments to the rate of interest will be effective as of the first day of each month.
Section 1.4. Calculation of Interest. All interest payable under this Note will accrue daily on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.

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Article II. Payment Terms.
Section 2.1. Payment Terms. Interest shall be payable monthly, in arrears, beginning November 1, 2008 and continuing on the first day of each consecutive month thereafter until June 30, 2009 (“Maturity Date”), when one final payment of the entire balance of principal, interest, fees, premiums, charges and costs and expenses then outstanding on this Note shall be due and payable in full.
Section 2.2. Prepayment. This Note may be prepaid in whole, or in part at anytime without any fee or premium.
Section 2.3. Application of Payments. All payments made on this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, unless Bank determines in its sole discretion to apply payments in a different order or applicable law requires a different application of payments. Payments in federal funds, immediately available in the place designated for payment, received by Bank prior to 2:00 p.m. local time at said place of payment, shall be credited as if received prior to close of business on the day the funds are immediately available; while other payments, at the option of Bank, may not be credited until such payments are immediately available to Bank, in federal funds, in the place designated for payment, prior to 2:00 p.m. local time at said place of payment on a day on which Bank is open for business.
Article III. Loan Agreement and Security.
Section 3.1. Loan and Security Agreement. Borrower and Bank have entered into a Loan and Security Agreement, dated as of even date herewith (as amended or modified or restated from time to time, the “Loan and Security Agreement”). This Note is also secured by (1) the security documents and other supporting obligations referenced in the Loan and Security Agreement and (2) the security documents and other supporting obligations which reference that they secure this Note (“security documents”).
Article IV. Default
Section 4.1. Late Charges and Expenses. Borrower agrees to pay, upon demand by Bank, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of (1) four percent (4%) of the amount of the payment past due or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage. If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The Borrower hereby stipulates that reasonable attorneys’ fees shall be fifteen percent (15%) of the outstanding balance owing under this Note after default.
Section 4.2. Default. Any one or more of the following shall constitute an event of default (“Event of Default”) under this Note: (1) the failure of Borrower to pay when due any payment described herein, whether of principal, interest, fees, premiums or otherwise; and (2) the occurrence of any “Event of Default” under and as defined in the Loan and Security Agreement.
Section 4.3. Acceleration. Upon the occurrence of an Event of Default, (1) the entire unpaid principal balance of this Note, together with all other amounts owing and all other amounts to be owing under this Note, shall, at the option of Bank, become immediately due and payable, without notice or demand, and (2) the Bank may, both before and after acceleration, exercise any of and all of its other rights and remedies under this Note and the other loan documents, as well

3

as any additional rights and remedies it may have at law and it may have in equity, to recover full payment of the balance (principal, interest, fees, premiums, charges and costs and expenses) owing under this Note. The failure by Bank to exercise any of its options shall not constitute a waiver of the right to exercise same in the event of any subsequent default.
Article V. Miscellaneous.
Section 5.1. Use of Terms. The term “Note” refers to this Commercial Promissory Note: C & I; the term “loan document” refers to this Note, the Loan and Security Agreement and any security documents and other documents and agreements executed and delivered to Bank or others on Bank’s behalf in connection with this Note; and the term “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note shall be and the same are jointly and severally liable hereunder.
Section 5.2. Waiver. Borrower waives presentment, demand, protest and notice of dishonor, waives any rights which it may have to require Bank to proceed against any other person or property, agrees that without notice to any person and without affecting any person’s liability under this Note, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any person or permit the renewal, amendment or modification of this Note or any other agreement executed and delivered by any person in connection with this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any person primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of Borrower to Bank, as Bank may elect from time to time.
Section 5.3. Jury and Jurisdiction. This Note shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Note.
Section 5.4. Successors and Assigns. This Note shall apply to and bind Borrower’s and Bank’s heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns; and, Borrower waives and will not assert against any transferee or assignee of this Note any claims, defenses, set-offs or rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. Borrower acknowledges that Customer Numbers and Loan Numbers may be added to this Note after execution and delivery of this Note by Borrower and if there is a section denoted “BANK USE ONLY”, the information under such section may also be completed by Bank after execution and delivery of this Note. In addition, in the event the date of this Note is omitted, Borrower consents to Bank inserting the date.
Section 5.5. Master Note. This Note evidences a line of credit and Borrower shall be liable for only so much of the principal amount as shall be equal to the total of the amounts advanced to or for Borrower by Bank from time to time, less all payments made by or for Borrower and applied by Bank to principal, and for interest on each such advance, fees, premiums, charges and costs and expenses incurred or due hereunder, all as shown on Bank’s books and records which shall be conclusive evidence of the amount owed by Borrower under this Note, absent a clear and convincing showing of bad faith or manifest error. Upon the occurrence of an Event of Default or the occurrence of an event which, with the giving of notice or a lapse of time, or both, would

4

become an Event of Default under this Note, in addition to its other rights and remedies, Bank may terminate or suspend Borrower’s right to receive any future or additional advances under this Note and the other loan documents.
Section 5.6. Anti-Money Laundering and Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the proceeds, advances or other amounts or sums evidenced by this Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(Signatures Begin on the Next Page)

5

The undersigned has executed this Note as of the day and year first above stated.
BORROWER:
VIDEO DISPLAY CORPORATION

By:
Name:
Title:

[SEAL]
LEXEL IMAGING SYSTEMS, INC.

By:
Name:
Title:

[SEAL]
FOX INTERNATIONAL, LTD., INC.

By:
Name:
Title:

[SEAL]
Z-AXIS, INC.

By:
Name:
Title:

[SEAL]
TELTRON TECHNOLOGIES, INC.

By:
Name:
Title:

[SEAL]
(Signatures Continued on Next Page)

AYDIN DISPLAYS, INC.

By:
Name:
Title:

[SEAL]

Customer No.
Loan No.

RBC BANK (USA)	Commercial Promissory Note: C & I

$1,700,000	Atlanta, Georgia
September , 2008
Renewal Term Note
FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC BANK (USA) (“Bank”) (formerly known as RBC Centura Bank), or order, the sum of One Million Seven Hundred Thousand Dollars ($1,700,000), or so much thereof as shall have been disbursed from time to time and remains unpaid, together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate. This Note is issued in renewal of that certain Commercial Promissory Note (C&I), dated as of June 29, 2006, from Borrower to the order of Bank in the principal amount of $1,500,000.
Article I. Interest Rate.
Section 1.1. Pre-Default Rate. Subject to the provisions of Section 1.2 below, interest payable on this Note per annum will accrue at the LIBOR Base Rate plus the Applicable Margin.
The “LIBOR Base Rate” is the London Interbank Offer Rate for United States Dollars for a term of one month which appears on Telerate Page 3750, Bloomberg Professional Screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in the Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.
The “Applicable Margin” is the percent per annum set forth below, based on the ratio of Borrower’s Fixed Charge Coverage Ratio, as defined in the herein defined Loan Agreement, as set forth in the most recent compliance certificate received by Lender. Based upon the ratio, the “Applicable Margin” over Bank’s LIBOR Base Rate will be determined as follows:

Tier	Fixed Charge Coverage Ratio	Applicable Margin
I	Greater than 1.35:1.0, but less than 1.50:1.0	2.10%
II	Equal to/greater than 1.50:1.0 but less than 1.75:1.0	1.85%
III	Equal to/greater than 1.75:1.0	1.60%
The Applicable Margin will be determined from Borrower’s most recent quarterly compliance certificate received by Bank, as required in the Loan Agreement. The ratio will be measured as of August 31st, November 30th, February 28th, and May 31st of each year (each a “Measurement Date”); adjustments in the Applicable Margin will occur as of the first day of the month immediately following Bank’s receipt of Borrower’s quarterly Compliance Certificate required under Section 5.6(c) of the Loan Agreement (i.e., November 1st, February 1st, May 1st and August 1st) for the immediately preceding Measurement Date (each an “Adjustment Date”). The Applicable Margin will be in effect from the then applicable Adjustment Date until the next Adjustment Date. Until Lender receives the first Compliance Certificate and related financial statements due on October 15, 2008 for the August 31, 2008 Measurement Date, the Applicable Margin will be 2.10%. The First Adjustment Date will occur on the first day of the month immediately following Bank’s receipt of the Compliance Certificate due on October 15, 2008 and be based on the August 31, 2008 Measurement Date financial statements, and shall apply until the next Adjustment Date. Thereafter if any quarterly Compliance Certificate (and applicable financial statement) is not delivered on time, the Applicable Margin from the date such certificate (and applicable financial statement) was due until Bank receives it will be the highest level set forth above, or at Bank’s option, the Default Rate.
Section 1.2. Default Rate. Upon the nonpayment of any payment of interest described herein, Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at a rate per annum (“Default Rate”) equal to the lesser of the maximum contract rate of interest that may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law or five percent (5.0%) plus the pre-default interest rate otherwise applicable hereunder, as set forth in Section 1.1. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note, any accrued but unpaid interest and all fees, premiums, charges and costs and expenses owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgment or post-judgment.
Section 1.3. Variable Rate. This is a variable rate note. Any change in the rate of interest payable under this Note will equal the change in the variable rate index to which such rate is tied, but the rate at which interest accrues under this Note shall never exceed the maximum contract rate which may be charged to and collected from Borrower on the loan evidenced by this Note under applicable law. Bank shall have no obligation to notify Borrower of adjustments in the rate of interest payable under this Note. Adjustments to the rate of interest will be effective as of the first day of each month.
Section 1.4. Calculation of Interest. All interest payable under this Note will accrue daily on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.
Article II. Payment Terms.
Section 2.1. Payment Terms. Principal and interest shall be due and payable on the first day of each month, commencing November 1, 2008, in consecutive monthly installments in an amount equal to the sum of (i) all then accrued and unpaid interest, plus (ii) a principal payment in the amount of $25,000. The entire unpaid principal amount hereof, together with accrued and

2

unpaid interest thereon and all other amounts payable hereunder shall be due and payable on July 1, 2011 (the “Maturity Date”).
Section 2.2. Prepayment. This Note may be prepaid in whole, or in part at anytime without any fee or premium.
Section 2.3. Application of Payments. All payments made on this Note shall be applied first to payment of all late fees, charges, premiums and costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, unless Bank determines in its sole discretion to apply payments in a different order or applicable law requires a different application of payments. Payments in federal funds, immediately available in the place designated for payment, received by Bank prior to 2:00 p.m. local time at said place of payment, shall be credited as if received prior to close of business on the day the funds are immediately available; while other payments, at the option of Bank, may not be credited until such payments are immediately available to Bank, in federal funds, in the place designated for payment, prior to 2:00 p.m. local time at said place of payment on a day on which Bank is open for business.
Article III. Loan Agreement and Security.
Section 3.1. Loan and Security Agreement. Borrower and Bank have entered into a Loan and Security Agreement, dated as of even date herewith (as amended or modified or restated from time to time, the “Loan and Security Agreement”). This Note is also secured by (1) the security documents and other supporting obligations referenced in the Loan and Security Agreement, and (2) the security documents and other supporting obligations which reference that they secure this Note (“security documents”).
Article IV. Default
Section 4.1. Late Charges and Expenses. Borrower agrees to pay, upon demand by Bank, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of (1) four percent (4%) of the amount of the payment past due or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage. If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The Borrower hereby stipulates that reasonable attorneys’ fees shall be fifteen percent (15%) of the outstanding balance owing under this Note after default.
Section 4.2. Default. Any one or more of the following shall constitute an event of default (“Event of Default”) under this Note: (1) the failure of Borrower to pay when due any payment described herein, whether of principal, interest, fees, premiums or otherwise; and (2) the occurrence of any “Event of Default” under and as defined in the Loan and Security Agreement.
Section 4.3. Acceleration. Upon the occurrence of an Event of Default, (1) the entire unpaid principal balance of this Note, together with all other amounts owing and all other amounts to be owing under this Note, shall, at the option of Bank, become immediately due and payable, without notice or demand, and (2) the Bank may, both before and after acceleration, exercise any of and all of its other rights and remedies under this Note and the other loan documents, as well as any additional rights and remedies it may have at law and it may have in equity, to recover full payment of the balance (principal, interest, fees, premiums, charges and costs and expenses) owing under this Note. The failure by Bank to exercise any of its options shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

3

Article V. Miscellaneous.
Section 5.1. Use of Terms. The term “Note” refers to this Commercial Promissory Note: C & I; the term “loan document” refers to this Note, the Loan and Security Agreement and any security documents and other documents and agreements executed and delivered to Bank or others on Bank’s behalf in connection with this Note; and the term “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note shall be and the same are jointly and severally liable hereunder.
Section 5.2. Waiver. Borrower waives presentment, demand, protest and notice of dishonor, waives any rights which it may have to require Bank to proceed against any other person or property, agrees that without notice to any person and without affecting any person’s liability under this Note, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any person or permit the renewal, amendment or modification of this Note or any other agreement executed and delivered by any person in connection with this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any person primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of Borrower to Bank, as Bank may elect from time to time.
Section 5.3. Jury and Jurisdiction. This Note shall be governed by and construed in accordance with the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Note.
Section 5.4. Successors and Assigns. This Note shall apply to and bind Borrower’s and Bank’s heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns; and, Borrower waives and will not assert against any transferee or assignee of this Note any claims, defenses, set-offs or rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. Borrower acknowledges that Customer Numbers and Loan Numbers may be added to this Note after execution and delivery of this Note by Borrower and if there is a section denoted “BANK USE ONLY”, the information under such section may also be completed by Bank after execution and delivery of this Note. In addition, in the event the date of this Note is omitted, Borrower consents to Bank inserting the date.
Section 5.5. Anti-Money Laundering and Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and

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each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the proceeds, advances or other amounts or sums evidenced by this Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
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The undersigned has executed this Note as of the day and year first above stated.
BORROWER:
VIDEO DISPLAY CORPORATION

By:
Name:
Title:

[SEAL]
LEXEL IMAGING SYSTEMS, INC.

By:
Name:
Title:

[SEAL]
FOX INTERNATIONAL, LTD., INC.

By:
Name:
Title:

[SEAL]
Z-AXIS, INC.

By:
Name:
Title:

[SEAL]
TELTRON TECHNOLOGIES, INC.

By:
Name:
Title:

[SEAL]
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AYDIN DISPLAYS, INC.

By:
Name:
Title:

[SEAL]